Exhibit d.1

                     Management Agreement between the Trust
                                      and
                            Zweig/Glaser Advisers LLC

                               PHOENIX-ZWEIG TRUST
                              MANAGEMENT AGREEMENT

                                                                 March 1,1999

ZWEIG/GLASER ADVISERS
900 Third Avenue
New York, New York  10022

Gentlemen:

                  The undersigned, Phoenix-Zweig Trust, a Delaware business trust (the "Trust"), is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust currently offers shares of seven series, Phoenix-Zweig Strategy Fund, Phoenix-Zweig Appreciation Fund, Phoenix-Zweig Growth & Income Fund, Phoenix- Zweig Managed Assets, Phoenix-Zweig Government Fund, Phoenix-Zweig Foreign Equity Fund and Phoenix-Zweig Government Cash Fund. Each series issues four classes of shares, currently designated as Class A, Class B, Class C and Class I Shares (the "Class A, Class B, Class C and Class I Shares"), and Phoenix-Zweig Government Cash Fund also issues a class of shares designated as Class M Shares. In the future, the Trust may authorize and issue other series and other classes of shares.

                  Each series of the Trust invests and reinvests its assets in a portfolio of securities and investments. The Trust hereby engages you to act as its investment manager for shares of each class of each series of the Trust authorized now or in the future, subject to the terms and conditions herein set forth.

SECTION 1.   Investment Management Services.
             -------------------------------

                  You shall use your staff and other facilities to conduct and maintain a continuous review of each series' portfolio of securities and investments, and shall advise and assist each series of the Trust with respect to the selection, acquisition, holding and disposal of securities. In so doing, you shall be guided by the investment objectives and policies of each series as delineated and limited by the statements contained in documents filed with the Securities and Exchange Commission (the "SEC"), as amended from time to time, by policies adopted by the Board of Trustees of the Trust (the "Board") and by the provisions of the 1940 Act and the rules promulgated thereunder, so that at all times the Trust shall be in compliance with its policies and the provisions of the 1940 Act. The Trust agrees to supply you with copies of all such documents and to notify you of any changes in its investment objectives, policies and restrictions.

                  In rendering such investment management services to the Trust pursuant to this Agreement, you may employ, retain or otherwise avail yourself of the services or facilities of other persons or organizations, for the purpose of providing you or the Trust with such statistical and

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other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as you may deem necessary, appropriate or convenient for the discharge of your obligations hereunder or otherwise helpful to the Trust or in the discharge of your overall responsibilities with respect to the other accounts which you or your affiliates serve as investment manager.

                  You and any person performing executive, administrative or trading functions for the Trust, whose services were made available to the Trust by you, are specifically authorized to allocate brokerage and principal business to firms that provide such services or facilities or to cause the Trust to pay a member of a securities exchange or any other securities broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if you or such person determine in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) provided by such member, broker or dealer, viewed in terms of either that particular transaction or your or such person's over-all responsibilities with respect to the accounts as to which you or such person exercises investment discretion (as that term is defined in Section 3(a)(35) of the 1934 Act).

                  In acting under this Agreement, you shall be an independent contractor and shall not be an agent of the Trust.

SECTION 2.   Resumes and Reports, Etc.
             -------------------------

                  You shall maintain a continuous record of all the investments and securities which comprise the portfolios of each series of the Trust and shall furnish to the Board, at its regularly scheduled meetings and at such other times as the Board may reasonably request, a resume of the portfolios and report on all matters pertaining to your services as investment manager. In addition, you shall furnish the Trust with such statistical information reasonably available to you as the Board shall reasonably request.

SECTION 3.   Additional Services to Be Furnished.
             ------------------------------------

                 You shall keep the books and financial records of the Trust and shall perform such other services as are reasonably incidental to the foregoing duties. You shall assist in the computation of the net asset value of the shares of each series of the Trust (in accordance with the Amended and Restated Agreement and Declaration of Trust and the Trust's Prospectuses and Statements of Additional Information, each as amended from time to time, and the instructions of the Board pursuant thereto), and shall furnish to the Trust and its distributor any statements with respect to the net asset value of the shares of each series of the Trust and the net asset value per share of each series of the Trust, at such times, and in such forms, as the Trust may prescribe. You shall also furnish the Trust with office space reasonably suited to its operations and with bookkeeping, internal accounting and administrative services and shall permit such of your

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directors, officers and employees as may be elected as directors or officers of the Trust to serve in the capacities to which they are elected.

                  All services to be furnished by you under this Agreement may be furnished through your, or your affiliates', directors, officers or employees. However, the investment policies, the administration of its business and affairs and all other acts of the Trust are and shall at all times be subject to the approval and direction of the Board.

SECTION 4.   Multiple Capacities.
             --------------------

                  Nothing contained in this Agreement shall be deemed to prohibit you from acting, and being separately compensated for acting, in one or more capacities on behalf of the Trust, including, but not limited to, the capacities of broker or distributor. The Trust understands that you and your affiliates may act as investment manager or in other capacities as aforesaid on behalf of other investment companies and customers. While information and recommendations you supply to the Trust shall in your judgment be appropriate under the circumstances and in light of the investment objectives and policies of the Trust, they may be different from the information and recommendations you supply to other investment companies and customers. You shall give the Trust equitable treatment under the circumstances in supplying information, recommendations and any other services requested of you, but you shall not be required to give preferential treatment to the Trust as compared with the treatment given to any other investment company or customer. Whenever you shall act in multiple capacities on behalf of the Trust, you shall maintain the appropriate separate accounts and records for each such capacity. All information and advice supplied by you to the Trust hereunder shall be for its own use exclusively.

SECTION 5.   Payment of Expenses.
             --------------------

                  You shall assume and pay all of your own costs and expenses under this Agreement. The Trust shall assume and pay, or reimburse you for, all expenses incurred in the operation of the Trust (to the extent not specifically allocated to you hereunder) and, in particular but without limitation, the Trust shall bear the cost of and pay all interest, taxes, fees and commissions of every kind, expenses of issue, repurchase or redemption of shares, expenses of registering or qualifying shares for sale, insurance, association membership dues, all charges of custodians (including fees as custodian, escrow agent, for keeping books and performing portfolio valuations), transfer agents, registrars, dividend disbursing agents, independent auditors and legal counsel, expenses of preparing, printing and distributing prospectuses and all proxy materials, reports and notices to shareholders, expenses of distribution of shares in accordance with a plan adopted pursuant to Rule 12b-1 under the 1940 Act, out-of-pocket expenses of trustees and fees of trustees who are not "interested persons", and all other costs incident to the Trust's existence. The preceding sentence shall govern the allocation of expenses between the parties in all respects.

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SECTION 6.   Compensation for Services.
             --------------------------

                  The Trust will pay to you, with respect to the Class A, Class B, Class C and Class I Shares of each series, and for Class M Shares of Phoenix-Zweig Government Cash Fund, a monthly management fee based on the average daily net assets of each class of the series of the Trust at the following annual rates:

                  Phoenix-Zweig Strategy Fund                 .75%
                  Phoenix-Zweig Appreciation Fund            1.00%
                  Phoenix-Zweig Growth & Income Fund          .75%
                  Phoenix-Zweig Managed Assets               1.00%
                  Phoenix-Zweig Foreign Equity Fund          1.00%
                  Phoenix-Zweig Government Fund               .60%
                  Phoenix-Zweig Government Cash Fund          .50%

The net assets on each such day shall be the net assets used in determining the price at which shares of a series of the Trust are sold, repurchased or redeemed on such day.

                  Notwithstanding the foregoing, nothing shall preclude you or your affiliates from executing brokerage transactions for the Trust, charging the Trust brokerage commissions therefor and deriving profit therefrom, provided such payments to you by the Trust are reviewed at each annual continuation hereof required by the 1940 Act and Section 9 below.

SECTION 7.   Liability of the Investment Manager, Etc.
             -----------------------------------------

                  You shall be liable for your own acts and omissions caused by your willful misfeasance, bad faith or gross negligence in the performance of your duties or by your reckless disregard of your obligations under this Agreement, and nothing herein shall protect you against any such liability to the Trust or its security holders. You shall not be liable for the acts and omissions of any agent employed by you, nor for those of any bank, trust company, broker or other person with whom, or into whose hands, any monies, shares of the Trust or securities and investments may be deposited or come, pursuant to the provisions of this Agreement. You shall not be liable for any defect in title of any property acquired nor for any loss unless it shall occur through your own willful default. Subject to the first sentence of this section, you shall not be liable for any action taken or omitted on advice, obtained in good faith, of counsel, provided such counsel is satisfactory to the Trust.

SECTION 8.   Termination of Agreement, Assignment, Etc.
             ------------------------------------------

                  This Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days' written notice by the terminating party to the other party, by you or by the Trust, acting pursuant to a resolution adopted by its Board, or by a vote of the holders of the lesser of
(1) 67% of the Trust's voting shares present if the holders of more than 50% of the outstanding

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shares are present in person or in proxy, or (2) more than 50% of the outstanding shares of the Trust.

                  This Agreement shall automatically terminate in the event of its assignment. Termination shall not affect rights of the parties which have accrued prior thereto.

SECTION 9.   Duration of Agreement.
             ----------------------

                  Unless sooner terminated, this Agreement shall continue in effect for two years, and thereafter until terminated, provided that the continuation of this Agreement and the terms thereof are specifically approved annually in accordance with the requirements of the 1940 Act by a majority of the Trustees, including a majority of the Trustees who are not "interested persons" of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

SECTION 10.  Definition.
             -----------

                  The terms "assignment" and "interested person" when used in this Agreement shall have the meanings given such terms in the 1940 Act and the rules and regulations thereunder.

SECTION 11.  Obligation of the Trust.
             ------------------------

                  The Trust's Amended and Restated Agreement and Declaration of Trust, as amended, is on file with the Secretary of the State of Delaware and notice is hereby given that this Agreement is made and executed on behalf of the Trust, and not by the Trustees or officers of the Trust individually, and the obligations of or arising out of this Agreement are not binding upon the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust.

SECTION 12.  Concerning Applicable Provisions of Law, Etc.
             ---------------------------------------------

                  This Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act, and, to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

SECTION 13.  Change in the Partnership.
             --------------------------

                  You shall notify the Trust in writing of any change in the membership of partners of the Zweig/Glaser Advisers general partnership within fifteen (15) days after such change.

SECTION 14.  Counterparts.
             -------------

                  This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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SECTION 15.  Effective Date.
             ---------------

                  This Agreement shall be effective upon the closing of the acquisition of Zweig/Glaser Advisers by Phoenix Investment Partners, Ltd., and after its initial approval by the Board of Trustees and shareholders in accordance with the 1940 Act.

                                         Very truly yours,

                                         PHOENIX-ZWEIG TRUST



                                         By: /s/Eugene J. Glaser
                                            -----------------------------------
                                         Name: Eugene J. Glaser
                                         Title: Chairman


                                         Attest:-------------------------------


Accepted and agreed to this 1st day of March 1999.

ZWEIG/GLASER ADVISERS



By: /s/Charles I. Leone
    --------------------------------------
Name: Charles I. Leone
Title: First Vice President & CFO



Attest:----------------------------------











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